Exhibit 99.1

FOR IMMEDIATE RELEASE

For Additional Information:

Investor Relations	Amy Cozamanis	Laurie Berman
Sunstone Hotel Investors, Inc.	Investor/Analyst Information	General Information
(949) 369-4204	Financial Relations Board	Financial Relations Board
	(310) 854-8314	(310) 854-8315

SUNSTONE HOTEL INVESTORS REPORTS RESULTS OF OPERATIONS FOR

SECOND QUARTER 2005

Second Quarter RevPAR Increases 11.0% led by 15.1% from California Region

SAN CLEMENTE, CA; August 8, 2005 – Sunstone Hotel Investors, Inc. (the “Company”) (NYSE: SHO) today announced results of operations for the second quarter and six months ended June 30, 2005.

HIGHLIGHTS

Q2 2005:

•	Same-store revenue per available room (“RevPAR”) growth of 11.0% over Q2 2004.

•	Total revenue of $132.2 million.

•	Adjusted EBITDA of $39.7 million.

•	Income available to common stockholders (including OP unit holders) of $6.8 million.

•	Adjusted FFO to common stockholders (including OP unit holders) of $24.8 million.

•	Adjusted FFO per diluted share (including OP units) of $0.63.

•	Total capital expenditures of $9.8 million.

Adjusted EBITDA and Adjusted FFO exclude a $2.4 million gain on sale of assets, $3.6 million of prepayment penalties and write-off of deferred financing costs associated with the early retirement of debt and a $2.1 million reserve taken due to a pending contract issue. Please refer to the definitions of Adjusted EBITDA and Adjusted FFO on page 11 and to the reconciliation schedule on page 13 for a tabular presentation of our results.

Robert A. Alter, Chief Executive Officer, stated, “We are very pleased with the 11.0% year over year same-store RevPAR increase, led by our California hotels which realized a 15.1% RevPAR increase over the prior year period. In June and July, we closed approximately $660.0 million of acquisitions and are pleased to add high quality assets like the Renaissance Washington D.C., Renaissance Orlando at Sea World, Renaissance Baltimore Harborplace Hotel and the Fairmont Newport Beach to our existing portfolio. These acquisitions further migrate our portfolio upscale which I continue to believe will disproportionately benefit from the industry recovery.”

The Company has filed contemporaneously with this press release the Form 10-Q with the SEC for the quarterly period ended June 30, 2005. In addition to the required financial information included in the Form 10-Q, the Company has included for the comparable periods (quarter and six months ended June 30, 2004) unaudited pro forma income statements that include the impact of the initial public offering and related formation and structuring transactions (as defined in the Company’s prospectus dated October 20, 2004). The Company believes that these unaudited pro forma income statements are useful to enhance the comparability of the quarter and six months ended June 30, 2005 with prior periods. The Company has also included an unaudited pro forma balance sheet as of June 30, 2005 and pro forma income statements for the quarter and six months ended June 30, 2005 that include the impact of the recent acquisitions as well as the related financings of the six Renaissance Hotels, the Sheraton Cerritos and the Fairmont Newport Beach as if they incurred as of the beginning of the respective periods.

Disclosure regarding the non-GAAP financial measures included in this release is included as an attachment to this release, along with a reconciliation to the most comparable GAAP measure during each of the periods presented.

The Company has taken a $2.1 million reserve due to a contract interpretation issue with a customer relating to applicable contract rates during the period from early 2003 through May 2005. We have a continuing relationship with this customer and expect a resolution by year end.

Second Quarter Highlights:

Listed below are certain highlights from the Company’s unaudited historical and pro forma financial statements. Please refer to the reconciliation schedule on page 13 for a tabular presentation of our results.

•	Total revenue was $132.2 million for the quarter ended June 30, 2005, compared to total pro forma revenue of $120.7 million and total historical revenue of $123.6 for the quarter ended June 30, 2004.

•

Income available to common stockholders (including OP unit holders) was $6.8 million for the quarter ended June 30, 2005, compared to pro forma income from continuing operations of $6.4 million and historical net income of $3.7 million for the quarter ended June 30, 2004. Income available to common stockholders for the quarter ended June 30, 2005 includes a $2.1 million reserve related to a pending contract issue.

•	Income available to common stockholders per diluted share (including OP units) was $0.17 for the quarter ended June 30, 2005, compared to pro forma income from continuing operations per diluted share of $0.16 for the quarter ended June 30, 2004.

•	Adjusted EBITDA (as defined on page 11), was $39.7 million for the quarter ended June 30, 2005, compared to pro forma Adjusted EBITDA of $31.0 million and historical Adjusted EBITDA of $31.3 million for the quarter ended June 30, 2004. Adjusted EBITDA for the quarter ended June 30, 2005 excludes a $2.4 million gain on sale of assets and $2.1 million reserve taken due to a pending contract issue. Historical Adjusted EBITDA excludes a ($0.3) million loss on the sale of assets for the quarter ended June 30, 2004.

•	Adjusted Funds from Operations available to common stockholders (including OP unit holders) (as defined on page 11), was $24.8 million for the quarter ended June 30, 2005, compared to pro forma Adjusted FFO of $19.4 million and historical Adjusted FFO of $18.4 million for the quarter ended June 30, 2004. Adjusted FFO for the quarter ended June 30, 2005 excludes a $2.4 million gain on sale of assets, $3.6 million of prepayment penalties and written-off deferred financing costs attributed to the debt refinancing completed in April 2005 and a $2.1 million reserve taken due to a pending contract issue. Historical Adjusted FFO excludes a ($0.3) million loss on the sale of assets for the quarter ended June 30, 2004.

•	Adjusted FFO available to common stockholders per diluted share (including OP units) was $0.63 for the quarter ended June 30, 2005. Adjusted FFO for the quarter ended June 30, 2005 excludes a $0.06 gain on sale of assets, $0.09 of prepayment penalties and written-off deferred financing costs attributed to the debt refinancing completed in April 2005 and a $0.05 reserve taken due to a pending contract issue.

Second quarter results were negatively impacted by the delayed closing of the Fairmont Newport Beach acquisition (closed July 11, 2005) and by timing issues related to the issuance of 7.3 million common shares and $250.0 million debt financing (closed June 22, 2005) that were completed during the period ending June 30, 2005 but did not have any corresponding EBITDA in the period due to the timing of the acquisitions.

Comparable pro forma hotel RevPAR for the 51 hotels (excluding Residence Inn by Marriott located in Rochester, Minnesota which opened June 2004) owned during the entire second quarter increased 11.0% as compared to the second quarter of 2004, driven by an increase in occupancy of 1.5 percentage points and a 8.8% increase in average room rate. Comparable pro forma hotel adjusted operating profit margins for the second quarter increased 300 basis points (from 28.2% to 31.2%).

First Six Months Highlights:

Listed below are certain highlights from the Company’s historical and unaudited pro forma financial statements. Please refer to the reconciliation schedule on page 13 for a tabular presentation of our results.

•	Total revenue was $248.8 million for the six months ended June 30, 2005, compared to total pro forma revenue of $231.0 million and total historical revenue of $236.6 million for the six months ended June 30, 2004.

•	Income available to common stockholders (including OP unit holders) was $8.3 million for the six months ended June 30, 2005, compared to pro forma loss from continuing operations of ($1.8) million and historical net loss of ($21.7) million for the six months ended June 30, 2004. Income available to common stockholders for the six months ended June 30, 2005 includes a $2.1 million charge for a reserve taken due to a pending contract issue.

•	Income available to common stockholders per diluted share (including OP units) was $0.21 for the six months ended June 30, 2005, compared to pro forma loss from continuing operations per diluted share of ($0.05) for the six months ended June 30, 2004. Income available to common stockholders per diluted share for the six months ended June 30, 2005 includes a $2.1 million charge for a reserve taken due to a pending contract issue.

•	Adjusted EBITDA, was $68.9 million for the six months ended June 30, 2005, compared to pro forma Adjusted EBITDA of $55.0 and historical Adjusted EBITDA of $60.6 million for the six months ended June 30, 2004. Adjusted EBITDA for the quarter ended June 30, 2005 excludes a $2.4 million gain on sale of assets and a $2.1 million reserve taken due to a pending contract issue. Pro forma Adjusted EBITDA for the six months ended June 30, 2004 excludes $7.4 million of impairment losses from continuing operations and historical Adjusted EBITDA excludes a ($0.4) million loss on the sale of assets, $7.4 million of impairment losses from continuing operations and $17.0 million of impairment losses on discontinued operations.

•	Adjusted Funds from Operations available to common stockholders (including OP unit holders) was $40.4 million for the six months ended June 30, 2005, compared to pro forma Adjusted FFO of $31.8 million and historical Adjusted FFO of $32.2 million for the six months ended June, 2004. Adjusted FFO for the six months ended June 30, 2005 excludes a $2.4 million gain on sale of assets, $3.6 million of prepayment penalties and written-off deferred financing costs attributed to the debt refinancing completed in April 2005 and a $2.1 million reserve taken due to a pending contract issue. Pro forma Adjusted FFO for the six months ended June 30, 2004, excludes $7.4 million of impairment losses from continuing operations and historical Adjusted FFO for the six months ended June 30, 2004 excludes a ($0.4) million loss on the sale of assets, $7.4 million of impairment losses from continuing operations and $17.0 million of impairment losses on discontinued operations.

•	Adjusted FFO available to common stockholders per diluted share (including OP units) was $1.03 for the six months ended June 30, 2005. Adjusted FFO for the six months ended June 30, 2005 excludes a $0.06 gain on sale of assets, $0.09 of prepayment penalties and written-off deferred financing costs attributed to the debt refinancing completed in April 2005 and a $0.05 reserve taken due to a pending contract issue.

The period was negatively impacted by the delayed closing of the Fairmont Newport Beach acquisition (closed July 11, 2005) and by timing issues related to the issuance of 7.3 million common shares and $250.0 million debt financing (closed June 22, 2005) that were completed during the period ending June 30, 2005 but did not have any corresponding EBITDA in the period due to the timing of the acquisitions.

Comparable pro forma hotel RevPAR for the 51 hotels (excluding Residence Inn by Marriott located in Rochester, Minnesota which opened June 2004) owned during the entire first six months increased 9.8% as compared to the first six months of 2004, driven by an increase in occupancy of 1.8 percentage points and a 7.0% increase in average room rate. Comparable pro forma hotel adjusted operating profit margins for the second quarter increased 220 basis points (from 26.7% to 28.9%).

Outlook

The Company is providing guidance at this time but does not undertake to update it for any developments in its business. Achievement of the anticipated results is subject to the risks disclosed in the Company’s filings with the Securities and Exchange Commission. The Company has provided guidance for both the third quarter and full year 2005 as well as guidance for a pro forma full year 2005 which reflects all 2005 acquisition and financing transactions as if they occurred on January 1, 2005.

Third Quarter 2005 Outlook

The Company expects comparable hotel RevPAR for the third quarter of 2005 to increase approximately 7.0% to 9.0% over the third quarter of 2004. Based upon this guidance, the Company estimates that for the third quarter 2005 its:

•	Income available to common stockholders (including OP unit holders) should be approximately $5.2 million to $8.2 million;

•	Income available to common stockholders per diluted share (including OP units) should be approximately $0.10 to $0.16;

•	Adjusted EBITDA should be approximately $42.0 million to $45.0 million;

•	Adjusted FFO available to common stockholders (including OP unit holders) should be approximately $23.0 million to $26.0 million;

•	Adjusted FFO available to common stockholders per diluted share (including OP units) should be approximately $0.46 to $0.52;

•	Hotel operating margins should increase approximately 150-200 basis points over the second quarter of 2004; and

•	Total capital expenditures for the portfolio should be $15.0 million to $18.0 million, including $4.0 million of work at the Fairmont Newport Beach.

Full Year 2005 Outlook

The Company expects comparable hotel RevPAR for the full year 2005 to increase approximately 7.0% to 9.0% (which is an increase from 6.0% to 8.0% provided at the first quarter earnings call in May) over the full year 2004. Based upon this guidance, the Company estimates that for the full year 2005 its:

•	Income available to common stockholders (including OP unit holders) should be approximately $25.9 million to $29.9 million;

•	Income available to common stockholders per diluted share (including OP units) should be approximately $0.58 to $0.67;

•	Adjusted EBITDA should be approximately $159.6 million to $163.6 million;

•	Adjusted FFO available to common stockholders (including OP unit holders) should be approximately $93.2 million to $97.2 million;

•	Adjusted FFO available to common stockholders per diluted share (including OP units) should be approximately $2.09 to $2.18;

•	Hotel operating margins should increase approximately 150-200 basis points over 2004; and

•	Total capital expenditures for the portfolio should be $65.0 million to $75.0 million, including expenditures on the Fairmont Newport Beach and the acquired Renaissance Hotels.

Full year Adjusted EBITDA and Adjusted FFO guidance exclude a $2.4 million gain on sale of assets, $3.6 million of prepayment penalties, and write-off of deferred financing costs associated with the early retirement of debt and a $2.1 million reserve taken due to a pending contract issue.

The management agreement with Interstate Hotels and Resorts, which relates to 48 of the Company’s hotels, has been amended to keep the management fee at 1.75% for the balance of 2005. In addition, the amended agreement provides that the management fee in 2006 will be 2.0%. Prior to the amendment, the management agreement had provided for the fee to increase to 1.85% on July 1, 2005 and 2.1% on January 1, 2006.

Pro forma Full Year 2005 Outlook

Due to the materiality of the recent acquisitions and financings, the Company has provided pro forma full year guidance that reflects all 2005 acquisition and financing transactions as if they occurred on January 1, 2005. Full year pro forma Adjusted EBITDA and Adjusted FFO guidance exclude a $2.4 million gain on sale of assets, $3.6 million of prepayment penalties and write-off of deferred financing fees associated with the early retirement of debt and a $2.1 million reserve taken due to a pending contract issue. Based upon this guidance, the Company estimates that for the pro forma full year 2005 its:

•	Pro forma income available to common stockholders (including OP unit holders) should be approximately $34.4 million to $38.4 million;

•	Pro forma Adjusted EBITDA should be approximately $186.6 million to $190.6 million;

•	Pro forma Adjusted FFO available to common stockholders (including OP unit holders) should be approximately $110.7 million to $114.7 million;

•	Pro forma Adjusted FFO available to common stockholders per diluted share (including OP units) should be approximately $2.21 to $2.29;

Disclosure regarding the non-GAAP financial measures included in this press release is included as an attachment to this release, along with reconciliation to the most comparable GAAP measure.

Recent Developments - Acquisitions

In July 2005, the Company completed the previously announced acquisition of the 444-room Sutton Place Hotel in Newport Beach, California for $72.3 million. The company has commenced on the complete renovation of the hotel’s guestrooms and public areas. The hotel has been re-branded the Fairmont Newport Beach.

In July 2005, the Company also completed the previously announced acquisition of the remaining 75% interest in the Renaissance Washington, D.C. The Company had previously acquired 25% of the hotel as part of the Renaissance Portfolio acquisitions completed in June 2005.

Balance Sheet / Liquidity Update

As of June 30, 2005, the Company had $96.3 million of cash and cash equivalents (including restricted cash). Total assets were $1.8 billion, including $1.6 billion of net investments in hotel properties and unconsolidated joint ventures (25% interest in the Renaissance Washington, D.C.), total debt of $967.2 million, and stockholders’ equity of $671.9 million.

In June 2005, the Company and selling stockholders closed its public offering of 12.2 million shares of common stock for gross proceeds of $285.0 million. In addition to the 3.0 million primary shares sold by the company, 9.2 million secondary shares were sold by affiliates of Westbrook Real Estate Partners, L.L.C., reducing their fully-diluted ownership interest in the Company to approximately 9.0%.

In June 2005, the Company also sold 4.0 million shares of common stock to an affiliate of GIC Real Estate, an investment arm of the Government of Singapore as well as 0.3 million shares of common stock to Security Capital Preferred Growth Incorporated, an investment vehicle advised by Security Capital Research & Management Incorporated. In July 2005, the Company also sold $100.0 million of Series C Convertible Redeemable Preferred Stock to Security Capital Preferred Growth Incorporated. The convertible preferred stock pays a base dividend of 6.45%, has a conversion price of $24.375 and is callable at par after five years.

In June 2005, concurrent with the closing of the six Renaissance Hotel portfolio, the Company closed on the financings of four individual fixed rate loans totaling $250.0 million. Two of the mortgages, totaling $65.0 million, mature in 2012 with a weighted average rate of 4.98%, and the remaining two mortgages, totaling $185.0 million, mature in 2016 with a weighted average rate of 5.20%.

Capital Expenditures

In the second quarter of 2005, the Company invested $9.8 million in capital expenditures across its portfolio of which $2.0 million was spent on the Fairmont Newport Beach.

Dividend Update

During the second quarter, the Company declared a dividend of $0.285 per share payable to its common stockholders (including OP unit holders) and a dividend of $0.5778 per share payable to its Series A cumulative redeemable preferred stockholders of record as of June 30, 2005. The dividend was paid on July 15, 2005. The level of future dividends will be determined by the Company’s quarterly operating results and expected capital requirements.

Earnings Call

The Company will host a conference call to discuss second quarter results on Tuesday, August 9, 2005, at 11:00 a.m. EDT. To participate in the live call, investors are invited to dial 1-800-218-4007 (for domestic callers) or 303-262-2141 (for international callers). A live webcast of the call will be available via the Investor Relations section of the Sunstone Hotel Investors’ website at www.sunstonehotels.com. A replay of the webcast will also be archived on the website.

Sunstone Hotel Investors, Inc. is a lodging real estate investment trust (“REIT”) that, as of the date hereof, owns 60 hotels with an aggregate of 16,683 rooms primarily in the upper-upscale segment operated under brands owned by nationally-recognized companies, such as Marriott, Hilton, InterContinental, Hyatt and Fairmont. For further information, please visit the Company’s website at www.sunstonehotels.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; our ability to complete acquisitions; the performance of acquired properties after they are acquired; necessary capital expenditures on the acquired properties; and our ability to continue to satisfy complex rules in order for us to qualify as a

REIT for federal income tax purposes; and other risks and uncertainties associated with our business described in the Company’s filings with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of August 8, 2005, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

***Tables to Follow***

Non-GAAP Financial Measures

We present the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: (1) Earnings Before Interest Expense, Taxes, Depreciation and Amortization, or EBITDA; and (2) Funds From Operations, or FFO.

EBITDA represents income (loss) available to common stockholders before minority interest excluding: (1) preferred stock dividends; (2) interest expense (including prepayment penalties, if any); (3) provision for income taxes, including income taxes applicable to sale of assets; and (4) depreciation and amortization. In addition, we have presented Adjusted EBITDA, which excludes: (1) the impact of any gain or loss from asset sales: (2) impairment charges; and (3) other expenses we have identified in this release. We believe EBITDA and Adjusted EBITDA are useful to an investor in evaluating our operating performance because they help investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense and preferred stock dividends) and our asset base (primarily depreciation and amortization) from our operating results. We also use EBITDA and Adjusted EBITDA as measures in determining the value of hotel acquisitions and dispositions.

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group. The Board of Governors of NAREIT in its March 1995 White Paper (as clarified in November 1999 and April 2002) defines FFO to mean net income (loss) (computed in accordance with GAAP), excluding gains and losses from sales of property, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), and after adjustment for unconsolidated partnerships and joint ventures. We believe that the presentation of FFO provides useful information to investors regarding our operating performance because it is a measure of our operations without regard to specified non-cash items, such as real estate depreciation and amortization and gain or loss on sale of assets. We believe that these items are more representative of our asset base and our acquisition and disposition activities than our ongoing operations. We also use FFO as one measure in determining our results after taking into account the impact of our capital structure. Our presentation of Adjusted FFO excludes prepayment penalties, written-off deferred financing costs, impairment losses and other expenses we have identified in this release.

We caution investors that amounts presented in accordance with our definitions of EBITDA, Adjusted EBITDA, FFO and Adjusted FFO may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. EBITDA, Adjusted EBITDA, FFO and Adjusted FFO should not be considered as an alternative measure of our net income (loss), operating performance, cash flow or liquidity. EBITDA, Adjusted EBITDA, FFO and Adjusted FFO may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA, Adjusted EBITDA, FFO and Adjusted FFO can enhance your understanding of our results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily a better indicator of any trend as compared to GAAP measures such as net income (loss) or cash flow from operations. In addition, you should be aware that adverse economic and market conditions may harm our cash flow.

SUNSTONE HOTEL INVESTORS, INC.

Reconciliation of Net Income (Loss) to Non-GAAP Financial Measures

(Unaudited)

Reconciliation of Net Income (Loss) to EBITDA and EBITDA as adjusted

	Three Months Ended June 30,			Six Months Ended June 30,
	2005	Pro Forma 2004	2004	2005	Pro Forma 2004	2004
Income (loss) available to common stockholders	$6,118	$5,852	$3,855	$7,527	$(1,638)	$(21,490)
Preferred stock dividends	2,414	—	—	2,802	—	—
Minority interest (OP unit holders)	643	516	(158)	794	(144)	(166)
Depreciation and amortization - continuing operations	14,942	13,320	13,893	29,005	26,839	27,732
Depreciation and amortization - discontinued operations	—	—	831	291	—	2,057
Amortization of deferred stock compensation	483	—	—	1,014	—	—
Interest expense - continuing operations	11,155	11,263	11,743	22,205	22,525	24,083
Interest expense - discontinued operations	68	—	557	281	—	1,272
Depreciation and amortization - deferred financing fees	560	—	1,387	1,682	—	2,509
Prepayment penalties	2,834	—	—	2,834	—	—
Write-off of deferred financing costs	761	—	—	761	—	—
Income taxes - continuing operations	—	—	(1,502)	—	—	(199)
Income taxes - discontinued operations	—	—	380	—	—	60

EBITDA	39,978	30,951	30,986	69,196	47,582	35,858

(Gain)/loss on sale of assets	(2,384)	—	280	(2,384)	—	381
Impairment loss - continuing operations	—	—	—	—	7,439	7,439
Impairment loss - discontinued operations	—	—	—	—	—	16,954
Reserve for contract interpretation issue	2,136	—	—	2,136	—	—

	(248)	—	280	(248)	7,439	24,774

Adjusted EBITDA	$39,730	$30,951	$31,266	$68,948	$55,021	$60,632

Reconciliation of Net Income (Loss) to FFO and FFO as adjusted
Income (loss) available to common stockholders	$6,118	$5,852	$3,855	$7,527	$(1,638)	$(21,490)
Minority interest (OP unit holders)	643	516	(158)	794	(144)	(166)
Real estate depreciation and amortization - continuing operations	14,657	13,000	13,573	28,426	26,099	26,992
Real estate depreciation and amortization - discontinued operations	—	—	831	291	—	2,057
(Gain)/loss on sale of assets	(2,384)	—	280	(2,384)	—	381

FFO available to common stockholders (including OP unit holders)	19,034	19,368	18,381	34,654	24,317	7,774

Prepayment penalties	2,834	—	—	2,834	—	—
Write-off of deferred financing costs	761	—	—	761	—	—
Impairment loss - continuing operations	—	—	—	—	7,439	7,439
Impairment loss - discontinued operations	—	—	—	—	—	16,954
Reserve for contract interpretation issue	2,136	—	—	2,136	—	—

	5,731	—	—	5,731	7,439	24,393

Adjusted FFO available to common stockholders (including OP unit holders)	$24,765	$19,368	$18,381	$40,385	$31,756	$32,167

Adjusted FFO available to common stockholders per share	$0.63	$0.49		$1.03	$0.81

Diluted weighted average shares outstanding, including OP units	39,603	39,603		39,060	39,060

SUNSTONE HOTEL INVESTORS, INC.

Reconciliation of Net Income to Non-GAAP Financial Measures

Quarter Ended September 30, 2005 and Year Ended 2005 (Unaudited)

Reconciliation of Net Income to EBITDA and EBITDA as adjusted

	Quarter Ended September 30,		Year Ended December 31,		Pro Forma 2005 (1) Year Ended December 31,
	Low End of Range	High End of Range	Low End of Range	High End of Range	Low End of Range	High End of Range
Income available to common stockholders	$4,700	$7,400	$23,400	$27,000	$31,300	$34,900
Preferred stock dividends	2,400	2,400	7,700	7,700	9,600	9,600
Minority interest	500	800	2,500	2,900	3,100	3,500
Depreciation and amortization - continuing operations	18,000	18,000	65,000	65,000	74,000	74,000
Depreciation and amortization - deferred financing fees	700	700	2,900	2,900	2,800	2,800
Amortization of deferred stock compensation	300	300	1,400	1,400	1,400	1,400
Interest expense - continuing operations	15,400	15,400	53,400	53,400	61,100	61,100
Prepayment penalties, write-off of deferred financing costs associated with the early retirement of debt	—	—	3,600	3,600	3,600	3,600

EBITDA	$42,000	$45,000	$159,900	$163,900	$186,900	$190,900

(Gain)/loss on sale of assets	$—	$—	$(2,400)	$(2,400)	$(2,400)	$(2,400)
Reserve for contract interpretation issue	—	—	2,100	2,100	2,100	2,100

Adjusted EBITDA	$42,000	$45,000	$159,600	$163,600	$186,600	$190,600

Reconciliation of Net Income to FFO and FFO as adjusted
Income available to common stockholders	$4,700	$7,400	$23,400	$27,000	$31,300	$34,900
Minority interest	500	800	2,500	2,900	3,100	3,500
Real estate depreciation and amortization - continuing operations	17,800	17,800	64,000	64,000	73,000	73,000
(Gain)/loss on sale of assets	—	—	(2,400)	(2,400)	(2,400)	(2,400)

FFO available to common stockholders (including OP unit holders)	23,000	26,000	87,500	91,500	105,000	109,000

Prepayment penalties, write-off of deferred financing costs associated with the early retirement of debt	—	—	3,600	3,600	3,600	3,600
Reserve for contract interpretation issue	—	—	2,100	2,100	2,100	2,100

Adjusted FFO available to common stockholders (including OP unit holders)	$23,000	$26,000	$93,200	$97,200	$110,700	$114,700

Diluted weighted average shares outstanding, including OP units (2)	49,999	49,999	44,496	44,496	49,999	49,999

Adjusted FFO available to common stockholders (including OP unit holders) per share and unit (2)	$0.46	$0.52	$2.09	$2.18	$2.21	$2.29

(1)	Pro forma EBITDA & FFO include the acquisition hotels, including those closed in July 2005, as if they were acquired, and the related financings were completed, on January 1, 2005.

(2)	Diluted weighted average shares outstanding includes Series C Convertible Preferred on an as-converted basis.

SUNSTONE HOTEL INVESTORS, INC.

Hotel Operating Results

(unaudited)

	Quarter Ended		Six Months Ended
	June 30, 2005	Pro Forma June 30, 2004	June 30, 2005	Pro Forma June 30, 2004
Number of Hotels (1)	51	51	51	51
Number of Rooms (1)	12,630	12,630	12,630	12,630
% change in hotel RevPAR (1)	11.3%		9.8%

Hotel operating profit margin (2) (3)	31.2%	28.2%	28.9%	26.7%

Hotel Revenues
Room revenue	92,593	83,199	172,217	157,343
Food and beverage revenue	28,986	27,388	54,761	52,635
Other operating revenue	10,615	10,080	21,773	21,004

Total Hotel Revenues	132,194	120,667	248,751	230,982
Hotel Expenses
Room expense	19,449	18,047	37,233	35,106
Food and beverage expense	19,579	18,771	37,870	36,242
Other hotel expense	37,497	36,387	74,978	71,690
General and administrative expense	14,413	13,380	26,865	26,374

Total Hotel Expenses	90,938	86,585	176,946	169,412

Hotel Operating Income	41,256	34,082	71,805	61,570

General and administrative - corporate	2,763	2,763	5,751	5,751
Depreciation and amortization	15,425	13,803	30,019	27,853
Impairment loss	—	0	—	7,439

Operating Income	23,068	17,516	36,035	20,527
Interest and other income	1,398	114	1,704	216
Interest expense	(15,247)	(11,263)	(27,415)	(22,525)
Minority interest	(643)	(516)	(794)	144
Benefit from (provision for) income tax		—	—	—
Gain from discontinued operations	2,092	—	2,935	—
Reserve for contract dispute (4)	(2,136)	—	(2,136)	—

NET INCOME (LOSS)	8,532	5,851 (5)	10,329	(1,638	)(5)

(1)	Includes 51 hotels. Excludes Rochester Residence Inn (opened June 2004) which was not open for the entire period in 2004 and hotels acquired during, or subsequent to, Q2 2005.

(2)	Quarter and six months ended June 30, 2005 hotel operating profit margin is calculated as the hotel adjusted operating income divided by the hotel revenues per the schedule above. We use hotel operating income for the same reasons as EBITDA, which are more fully set forth on page 11 of this release.

(3)	Quarter and six months ended June 30, 2004 Pro forma hotel operating profit margin is calculated as the pro forma hotel adjusted operating income divided by the pro forma hotel revenues per the schedule above. We use hotel operating income for the same reasons as EBITDA, which are more fully set forth on page 11 of this release.

(4)	Total reserve of $2.1 million for 2003 - 2005 disputes have been excluded from 2005 quarter and six month ended results.

(5)	Pro forma income from continuing operations.

SUNSTONE HOTEL INVESTORS, INC.

Debt Summary

(unaudited)

Debt	Collateral	Interest Rate / Spread	Maturity Date	Q2 2005 Ending Balance	Recent Events (2)	31-Jul-05 Ending Balance
Fixed Rate Debt
Secured Mortgage Debt	1 hotel	8.51%	2007	13,884,318		13,884,318
Secured Mortgage Debt	1 hotel	8.25%	2008	37,415,926		37,415,926
Secured Mortgage Debt	1 hotel	8.25%	2008	36,356,501		36,356,501
Secured Mortgage Debt (3)	26 hotels	5.95%	2011	250,000,000		250,000,000
Secured Mortgage Debt	Rochester laundry facility	9.88%	2013	6,296,916		6,296,916
Secured Mortgage Debt	10 hotels -individual, non cross-collateralized loans	5.34%	2015	276,000,000		276,000,000
Secured Mortgage Debt	2 hotels -individual, non cross-collateralized loans	4.98%	2012	65,000,000		65,000,000
Secured Mortgage Debt	2 hotels - individual, non cross-collateralized loans	5.20%	2016	185,000,000		185,000,000
Secured Mortgage Debt	1 hotel	8.78%	2009	9,157,265		9,157,265
Secured Mortgage Debt	1 hotel	7.50%	2008	—	53,970,216	53,970,216

Total Fixed Rate Debt				879,110,926		933,081,142

Floating Rate Debt
Secured Mortgage Debt (3)	26 hotels	L + 2.35%	2007	13,085,440	—	13,085,440
Unsecured Term Loan Facility	No mortgages	L + 2.25%	2008	$75,000,000		$75,000,000

Total Floating Rate Debt				88,085,440		88,085,440
TOTAL MORTGAGE DEBT				$967,196,366		$1,021,166,582
Secured Revolving Credit Facility	8 hotels	L + 1.50% - 2.00%	2007	—		—

TOTAL DEBT				$967,196,366		$1,021,166,582

Preferred / Convertible Stock
Series A & B		8.00%	perpetual	$121,250,000		$121,250,000
Series C		6.45%	perpetual	$100,000,000		$100,000,000
% Fixed				90.9%		91.4%
% Floating				9.1%		8.6%
Average Interest Rate (1)				5.80%		5.89%
Weighted Average Maturity of Debt				7.59 years		7.19 years

(1)	Assumes LIBOR of 3.35%

(2)	Reflects debt assumed from 75% interest in Renaissance Washington, D.C. acquisition

(3)	Cross-collateralized loan with life insurance company

SUNSTONE HOTEL INVESTORS, INC.

Pro Forma Hotel Operating Statistics by Region

(unaudited)

			Quarter ended June 30, 2005			Quarter ended June 30, 2004
REGION	Number of Hotels	Number of Rooms	Occupancy Percentages	Average Daily Rate	RevPar	Occupancy Percentages	Average Daily Rate	RevPar	Percent Change in RevPAR
California	18	3,824	83.8%	$111.90	$93.74	79.7%	$102.17	$81.47	15.1%
Other West (1)	16	3,440	69.9%	$82.16	$57.42	68.1%	$77.03	$52.43	9.5%
Midwest (2)	8	2,614	66.6%	$122.81	$81.81	65.8%	$113.21	$74.46	9.9%
Middle Atlantic (3)	3	782	77.0%	$140.65	$108.30	79.0%	$126.95	$100.30	8.0%
South (4)	3	895	77.0%	$123.14	$94.77	75.4%	$117.03	$88.26	7.4%
Southwest (5)	3	1,075	79.3%	$91.33	$72.43	84.0%	$80.15	$67.33	7.6%

Total Portfolio	51	12,630	75.2%	$107.04	$80.45	73.7%	$98.34	$72.46	11.0%

			Six months ended June 30, 2005			Six months ended June 30, 2004
REGION	Number of Hotels	Number of Rooms	Occupancy Percentages	Average Daily Rate	RevPar	Occupancy Percentages	Average Daily Rate	RevPar	Percent Change in RevPAR
California	18	3,824	81.6%	$107.56	$87.82	76.7%	$100.02	$76.70	14.5%
Other West (1)	16	3,440	68.7%	$84.69	$58.14	65.8%	$80.52	$52.96	9.8%
Midwest (2)	8	2,614	61.6%	$117.62	$72.39	61.8%	$108.57	$67.06	7.9%
Middle Atlantic (3)	3	782	68.2%	$137.44	$93.75	75.1%	$124.35	$93.41	0.4%
South (4)	3	895	68.0%	$123.73	$84.13	64.2%	$116.02	$74.45	13.0%
Southwest (5)	3	1,075	79.5%	$90.19	$71.66	82.5%	$85.30	$70.40	1.8%

Total Portfolio	51	12,630	72.0%	$104.49	$75.23	70.2%	$97.66	$68.52	9.8%

(1)	Includes Colorado, Idaho, Oregon, Utah and Washington.

(2)	Includes Illinois, Michigan and Minnesota. Does not include Residence Inn by Marriott located in Rochester, Minnesota (opened June 2004) which does not have a comparable period in 2004.

(3)	Includes New Jersey, New York and Pennsylvania.

(4)	Includes Georgia and Virginia

(5)	Includes New Mexico and Texas

SUNSTONE HOTEL INVESTORS, INC.

Pro Forma Hotel Operating Statistics by Brand

(unaudited)

			Quarter ended June 30, 2005			Quarter ended June 30, 2004
Brand	Number of Hotels	Number of Rooms	Occupancy Percentages	Average Daily Rate	RevPar	Occupancy Percentages	Average Daily Rate	RevPar	Percent Change in RevPAR
Marriott (1)	24	5,660	76.8%	$114.23	$87.73	75.2%	$105.62	$79.47	10.4%
Hilton	5	1,333	77.8%	$144.21	$112.13	76.2%	$131.45	$100.22	11.9%
InterContinental	13	2,539	72.7%	$84.44	$61.41	72.5%	$77.47	$56.19	9.3%
Hyatt	4	1,029	76.5%	$112.48	$86.09	71.4%	$101.20	$72.24	19.2%
Other Franchise Affiliations (2)	2	834	79.8%	$85.20	$67.99	82.6%	$78.69	$64.99	4.6%
Independent	3	1,235	65.7%	$85.61	$56.26	62.2%	$79.78	$49.59	13.5%

Total Portfolio	51	12,630	75.2%	$107.04	$80.45	73.7%	$98.34	$72.46	11.0%

			Six months ended June 30, 2005			Six months ended June 30, 2004
Brand	Number of Hotels	Number of Rooms	Occupancy Percentages	Average Daily Rate	RevPar	Occupancy Percentages	Average Daily Rate	RevPar	Percent Change in RevPAR
Marriott (1)	24	5,660	74.5%	$113.66	$84.73	72.0%	$106.52	$76.69	10.5%
Hilton	5	1,333	71.8%	$132.36	$95.10	68.7%	$124.55	$85.60	11.1%
InterContinental	13	2,539	68.4%	$80.93	$55.38	68.5%	$75.72	$51.86	6.8%
Hyatt	4	1,029	74.1%	$109.83	$81.36	68.8%	$99.74	$68.58	18.6%
Other Franchise Affiliations (2)	2	834	82.5%	$85.29	$70.36	82.3%	$84.31	$69.37	1.4%
Independent	3	1,235	59.2%	$84.18	$49.80	59.9%	$78.33	$46.90	6.2%

Total Portfolio	51	12,630	72.0%	$104.49	$75.23	70.2%	$97.66	$68.52	9.8%

(1)	Does not include Residence Inn by Marriott located in Rochester, Minnesota (opened June 2004) which does not have a comparable period in 2004.

(2)	Includes Sheraton and Wyndham

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